            As filed with the Securities and Exchange Commission on
                                 July 29, 1994
                                                    Registration No. 33-

        ----------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -----------
                                    FORM S-3
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933
                                  -----------

                             RUBBERMAID INCORPORATED
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                       Ohio                            34-0628700
         -------------------------------            ------------------
         (State or other jurisdiction of             (I.R.S. Employer
         incorporation or organization)             Identification No.)

                                1148 Akron Road
                              Wooster, Ohio 44691
                                 (216) 264-6464
         -------------------------------------------------------------
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             James A. Morgan, Esq.
              Senior Vice President, General Counsel and Secretary
                            Rubbermaid Incorporated
                                1147 Akron Road
                              Wooster, Ohio 44691
                                (216) 264-6464
            --------------------------------------------------------
            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)
                                 -------------
                                    Copy to:
                                 Lincoln Oviatt
                      Critchfield, Critchfield & Johnston
                            225 North Market Street
                              Wooster, Ohio 44691
                                 -------------
               Approximate date of commencement of proposed sale
                                 to the public:
                     From time to time after the effective
                      date of this Registration Statement.

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.   [_____]

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]
                                 -------------

                       CALCULATION OF REGISTRATION FEE

       ---------------------------------------------------------------------
                                      Proposed     Proposed
      Title of each                    Maximum     Maximum
        Class of                      Offering    Aggregate      Amount of
      Securities to    Amount to be    Price      Offering      Registration
      be Registered     Registered    Per Unit      Price           Fee
      -------------    ------------   --------    ---------     ------------
       Common Shares    2,198,442      $27.125**   $59,632,739** $20,563**
        $1 par value     Shares*

      ----------------------------------------------------------------------

       *In accordance with Rule 416(a), the number of Shares being registered hereunder may be increased from time to time to that number of Shares resulting from a stock split, stock dividend or similar transaction applicable to the currently registered number of Shares.

       **The registration fee has been calculated, and the offering price estimated, in accordance with Rule 457(c) upon the basis of the average of the high and low price of Rubbermaid Common Stock as reported on the Transaction Reporting System operated by the Consolidated Tape Association on July 25, 1994, which was $27.125 per share.

      ======================================================================

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

      ======================================================================

                              [END OF FACING PAGE]

                                   PROSPECTUS

                            2,198,442 Common Shares
                            RUBBERMAID INCORPORATED
                                   _________

                                 Common Shares

                          (Par Value $1.00 Per Share)

                                   _________

       The securities offered hereby are common shares, $1.00 par value ("Common Shares"), of Rubbermaid Incorporated ("Rubbermaid"), and may be sold from time to time by certain shareholders of Rubbermaid acting as principals for their own account. (See "Selling Shareholders"). Rubbermaid will receive none of the proceeds from the offering.

       The Common Shares are registered with, and listed on, the New York Stock Exchange. On August __, 1994, the closing sales price of the Common Shares as reported on the New York Stock Exchange Composite Tape was $___________.

       Sales of the Common Shares may be effected from time to time in negotiated transactions or on the New York Stock Exchange at prevailing market prices. The Selling Shareholders may offer the Common Shares to purchasers directly or to or through broker-dealers which may act as principals or agents. Rubbermaid has been advised by the Selling Shareholders that no underwriter will be involved with the offer and sale of the Common Shares hereby unless such persons are deemed "underwriters" within the meaning of Section 2(11) under the Securities Act. (See "Plan of Distribution").

                                   _________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                   _________

       The date of this Prospectus is August ____, 1994.


                             AVAILABLE INFORMATION
                             ---------------------
       Rubbermaid is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549; at the Commission's New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and at the Commission's Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60611. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such material and other information pertaining to Rubbermaid may be inspected at the New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005, the national securities exchange on which the Common Shares are listed and traded.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
               -------------------------------------------------
       The following documents filed with the Commission are hereby incorporated by reference into this Prospectus:

               1. Rubbermaid's Annual Report on Form 10-K for the year ended December 31, 1993, filed pursuant to Section 13(a) of the Exchange Act.

               2. Rubbermaid's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, filed pursuant to Section 13(a) of the Exchange Act, and all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above.

               3. The description of the Common Shares contained in documents filed pursuant to Section 12 of the Exchange Act as updated by the description set forth in the Amended and Restated Rights Agreement between Rubbermaid and Ameritrust Company National Association incorporated by reference from Exhibit 4 to Form 8 filed with the Commission on October 26, 1989.

       All documents subsequently filed by Rubbermaid pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering made hereby, shall be deemed to be incorporated by reference into this Prospectus.

       Rubbermaid will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the information that has been incorporated by reference into this Prospectus or any registration statement containing this Prospectus (other than exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus and any registration statement containing this Prospectus incorporates). Such requests should be directed to James A. Morgan, Secretary of Rubbermaid, at 1147 Akron Road, Wooster, Ohio 44691, or by telephone at (216) 264-6464.

                                  THE COMPANY
                                  -----------
       Rubbermaid is an Ohio corporation (incorporated in 1920) which, together with its subsidiaries, is engaged in the manufacture and distribution of plastic and rubber products. These products are targeted primarily to the end-user in the consumer and institutional markets. They include such items as housewares, home horticulture products, decorative coverings, microwave cookware, leisure and recreational products, toys for infants and children, office and industrial products, and products used in the areas of food service, health care and sanitary maintenance. Rubbermaid's products are distributed through its sales personnel and through manufacturers' agents to a variety of retailers, including mass merchandisers and wholesalers, and distributors serving institutional markets.

       Rubbermaid's principal executive offices are located at 1147 Akron Road, Wooster, Ohio 44691. Its main telephone number is (216) 264-6464.

                             SELLING SHAREHOLDERS
                             --------------------
       The Common Shares being offered for sale hereby comprise the Common Shares currently owned by The Jack Gantz Irrevocable Trust No. 2, 146 Longmeadow Road, Greenville, NC 27858; The Sarita Gantz Irrevocable Trust No. 3, 835 Niagara Street, Denver, CO 80220; The Sarita Gantz Revocable Trust, 120 Sunset Avenue, 2A, Palm Beach, FL 33480; EJG Realty, L.L.C., 146 Longmeadow Road, Greenville, NC 27858; The Gantz Investment Company, 120 Sunset Avenue, 2A, Palm Beach, FL 33480; and The Gantz Greenville Company, 120 Sunset Avenue, 2A, Palm Beach, FL 33480 (the "Selling Shareholders") and up to 17,828 Common Shares which Selling Shareholders may be entitled to receive pursuant to the adjustment provisions in the Real Estate Purchase Agreement between The Gantz Greenville Company, The Gantz Investment Company, Rubbermaid Incorporated, and Acquico, Inc., dated June 15, 1994, and as amended by the Addendum dated June 30, 1994. Rubbermaid presently has ______ Common Shares outstanding.

       The Selling Shareholders plan to offer up to 2,198,442 Common Shares within the two years immediately following the date of this Prospectus. (In accordance with Rule 416(a) promulgated under the Securities Act, the number of Common Shares being offered herein may be increased from time to time, to that number of Common Shares resulting from a stock split, stock dividend, or similar transaction applicable to the currently offered number of Common Shares.) Because the Selling Shareholders may offer some or all of the Common Shares covered by this Prospectus and because the offering is not being underwritten on a firm commitment basis, no estimates can be given as to the amount of Common Shares that will be held by the Selling Shareholders on August ___, 1996, the last day on which the offering may be conducted.

       The Selling Shareholders first acquired Common Shares on June 30, 1994, as the result of the merger of National Brush Company, an Illinois corporation and Empire Brushes, Inc., a Delaware corporation with and into Acquico, Inc., a Delaware corporation wholly owned by Rubbermaid and the purchase by Rubbermaid of certain real estate used in the business of Empire Brushes, Inc.

       The shareholders of National Brush Company and Empire Brushes, Inc. were The Jack Gantz Irrevocable Trust No. 2, The Sarita Gantz Irrevocable Trust No. 3, and The Sarita Gantz Revocable Trust. The owners of the real estate on which Empire Brushes, Inc. conducted certain of its operations were EJG Realty, L.L.C., The Gantz Greenville Company, and The Gantz Investment Company. The real estate was acquired from the owners pursuant to separate Real Estate Purchase Agreements in which Common Shares were transferred to the owners of the real estate. Because the value of the real estate owned by The Gantz Investment Company and The Gantz Greenville Company located in Greenville, North Carolina, was not finally determined at the closing of the transaction on June 30, 1994, 17,828 Common Shares were withheld by Rubbermaid, some or all of which may be transferred to The Gantz Investment Company and The Gantz Greenville Company as the result of an appraisal process which is expected to be concluded by September 30, 1994. If any additional Common Shares are issued as a result of this appraisal process, 47.3% of such Common Shares will be issued to The Gantz Greenville Company and 52.7% of such Common Shares will be issued to The Gantz Investment Company.

       The Common Shares being offered by the Selling Shareholders and their affiliations are as follows:

                                                                         Amount of Common
                                                                         Shares Held Prior
                                                                          to the Offering
                                                                          and the amount
               Selling Shareholder                                         to be Offered
               -------------------                                       -----------------
       Jack Gantz Irrevocable Trust No. 2                                       992,024
       ----------------------------------
       Co-Trustees:  Joseph Gantz, Martin
         Blackman, Ernest Adler
       Principal beneficiary is Joseph Gantz.

       Sarita Gantz Irrevocable Trust No. 3                                     813,040
       ------------------------------------
       Co-Trustees: Elaine Gantz Berman, Philip Gans
       Principal beneficiary is Elaine Gantz Berman.

       Sarita Gantz Revocable Trust                                              99,012
       ----------------------------
       Co-Trustees: Sarita Gantz, Joseph Gantz,
         Elaine Gantz Berman
       Principal beneficiary is Sarita Gantz.

       EJG Realty, L.L.C.                                                           764
       ------------------
       Members:  Elaine Gantz Berman and Joseph Gantz

       The Gantz Greenville Company,                   138,874*
       ----------------------------
         a general partnership whose partners are
         The Gantz Investment Company, The Jack Gantz
         Revocable Trust, and Sarita Gantz

       The Gantz Investment Company,                   154,728**
       ----------------------------
         a general partnership whose partners are
         The Jack Gantz Revocable Trust, The Sarita
         Gantz Revocable Trust, The Sarita Gantz Trust
         No. 1, and The Sarita Gantz Trust No. 2

       *Includes 8,433 Common Shares which could result from appraisal process **Includes 9,395 Common Shares which could result from appraisal process

       Sarita Gantz is the widow of Jack Gantz, a founder of Empire Brushes, Inc. Joseph Gantz and Elaine Gantz Berman are the children of Jack and Sarita Gantz. Joseph Gantz was President and Chief Executive Officer of Empire Brushes, Inc. and National Brush Company prior to the merger and has been elected President of Empire Brushes, Inc. (formerly Acquico, Inc.).


       The issuance of the Common Shares to the Selling Shareholders in connection with the merger and acquisition of real estate involved a transaction exempt from the registration requirements of the Securities Act. Any additional Shares which may be issued to The Gantz Greenville Company and The Gantz Investment Company pursuant to the appraisal process described above will be considered a part of that original issuance by Rubbermaid.

                             PLAN OF DISTRIBUTION
                             --------------------
       The Common Shares offered hereby are or will be sold by the Selling Shareholders acting as principals for their own accounts. Rubbermaid will receive none of the proceeds from the offering.

       The sale of the Common Shares may be effected from time to time in negotiated transactions or on the New York Stock Exchange at prevailing market prices. Sales may be consummated by the Selling Shareholders to purchasers directly pursuant to Rule 144 promulgated under the Securities Act or otherwise or to or through broker-dealers which may act as principals or agents.
Although no selling arrangements have as yet been finalized, the number of Common Shares sold on any occasion, as well as the timing, manner, and price of such sales, will be determined by the Selling Shareholders.

       The Selling Shareholders and any broker-dealers that participate in the distribution of the Common Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions paid or any discounts or concessions allowed to them and, if any such broker-dealer purchases Common Shares of the principal, any profit on the resale of Common Shares may be deemed to be underwriting discounts and commissions under the Securities Act. Rubbermaid has been advised by the Selling Shareholders that except as set forth in the preceding sentence, no underwriter will be involved with the offer and sale of the Common Shares hereby and that any broker-dealers engaged by the Selling Shareholders will receive not in excess of the usual and customary distributors' or sellers' commission.

       Pursuant to the Agreement, Rubbermaid will pay all costs and expenses in connection with effecting and maintaining the registration of the Common Shares covered by this Prospectus; the Selling Shareholders will bear all costs and expenses associated with the offer and sale of the Common Shares hereby. In certain situations, the Selling Shareholders and Rubbermaid have agreed to indemnify each other from various liabilities, including liabilities arising out of violations of the federal securities laws.

                                 LEGAL OPINION
                                 -------------
       The legality of the Common Shares offered hereby is being passed upon by the firm of Critchfield, Critchfield & Johnston, Wooster, Ohio, counsel to Rubbermaid.

                                    EXPERTS
                                    -------
       The consolidated financial statements and schedules of Rubbermaid and its subsidiaries as of December 31, 1993 and 1992, and for each of the years in the three year period ended December 31, 1993, have been incorporated by reference herein and elsewhere in the Registration Statement in reliance upon the report of KPMG Peat Marwick, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick covering the December 31, 1993 financial statements refers to a change in inventory accounting practices and the adoption of the provisions of Financial Accounting Standards Board's Statements of Financial Accounting Standards Nos. 109 and 106, "Accounting for Income Taxes" and "Employers' Accounting for Postretirement Benefits Other Than Pensions", respectively, in 1992.

       With respect to the unaudited interim financial information of Rubbermaid for the period ended March 31, 1994, incorporated by reference in this Prospectus, the independent certified public accountants have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in Rubbermaid's quarterly report on Form 10-Q for the quarter ended March 31, 1994, and incorporated by reference herein states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared and certified by the accountants within the meaning of Sections 7 and 11 of the Act.


                                 * * * * * * *

       No person has been authorized to give any information or make any representation other than as contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Rubbermaid or the Selling Shareholders. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of Rubbermaid since the date hereof. This Prospectus shall not constitute an offer to sell or a solicitation of any offer to buy any of the Common Shares offered hereby in any jurisdiction where such offer or solicitation would be unlawful.

                                    PART II
                                    -------
                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

       Item 14.  Other Expenses of Issuance and Distribution.
                 -------------------------------------------
       The following represents an itemized statement of all expenses in connection with effecting the registration of the securities covered by this Registration Statement:

               Commission Registration Fee . . . . . .    $20,563
               Legal Fees and Expenses . . . . . . . .    $ 7,500
               Accounting Fees and Expenses  . . . . .    $ 4,000
               New York Stock Exchange Listing Fee . .    $ 7,695
               Miscellaneous Expenses  . . . . . . . .    $   500
                                                          -------
                   Total                                  $40,258

       All of the foregoing costs and expenses will be borne by Rubbermaid. The Selling Shareholders will bear all costs and expenses associated with the subsequent offer and sale of the securities.

       Item 15.  Indemnification of Directors and Officers.
                 ------------------------------------------
       The Regulations of Rubbermaid provide that it shall indemnify, to the full extent permitted by Section 1701.13(E) of the Ohio Revised Code (or other comparable provision then in effect), any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director, officer, employee or agent of Rubbermaid, or is or was serving at the request of Rubbermaid as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise; provided, that Rubbermaid shall indemnify any such agent (as opposed to any Director, officer or employee) of Rubbermaid to an extent greater than that required by law only if and to the extent that the Directors may, in their discretion, so determine. The indemnification is not deemed to be exclusive of any other right to which those seeking indemnification may be entitled under any law, the Amended Articles of Incorporation of Rubbermaid, or any agreement, vote of shareholders, or of disinterested Directors, or otherwise, both as to action in official capacities and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, trustee, officer, employee or agent of Rubbermaid, and shall inure to the benefit of the heirs, executors and administrators of such a person.

       Rubbermaid also maintains certain insurance policies which cover certain of the individuals described above against certain liabilities asserted against and incurred by any such individual representing Rubbermaid in any capacity listed above, arising out of his status as such, regardless of whether Rubbermaid would otherwise have the power to indemnify such individual against such liability.

       Item 16.  Exhibits.
                 ---------

       Exhibit Number                  Exhibit Description
       --------------                  -------------------
               1                       Underwriting Agreement

                                                   Not applicable

               2                       Plan of acquisition, reorganization, arrangement, liquidation or succession

               (a)                     Merger Agreement dated as of June 15, 1994 by and among Rubbermaid Incorporated and
                                       Empire Brushes, Inc., National Brush Company, and Acquico, Inc.

               (b)                     Real Estate Purchase Agreement by and between The Gantz Greenville Company, The Gantz
                                       Investment Company, Rubbermaid Incorporated, and Acquico, Inc. dated June 15, 1994, with Addendum dated June 30, 1994

               (c)                     Real Estate Purchase Agreement by and between EJG Realty, L.L.C., Rubbermaid
                                       Incorporated, and Acquico, Inc. dated June 15, 1994

               4                       Instruments defining the rights of security holders, including indentures

               (a)                     Amended Articles of Incorporation of Rubbermaid Incorporated.  Incorporated by
                                       reference from Exhibits 3a and 4a to Form 10-K for the year ended December 31, 1992.

               Exhibit Number                   Exhibit Description
               --------------                   -------------------
                    (b)                         Regulations of Rubbermaid Incorporated.  Incorporated by reference from Exhibits 3a and 4a to Form 10-K for the year ended December 31, 1992.

                    (c)                         Amended and Restated Rights Agreement between Rubbermaid Incorporated and Ameritrust
                                                Company National Association. Incorporated by reference from Exhibit 4 to Form 8 file with the Commission on October 26, 1989.

                     5                          Opinion re legality

                                                Legal Opinion of Critchfield, Critchfield & Johnston as to the legality of the securities being registered

                     8                          Opinion re tax matters

                                                             Not applicable

                    12                          Statement re computation of ratios

                                                             Not applicable

                    13                          Annual report to security holders, Form 10-Q or quarterly report to security holders

                    (a)                         Form 10-K Annual Report of Rubbermaid Incorporated for the year ended December 31,
                                                1993, previously filed with the Commission

                    (b)                         Form 10-Q Quarterly Report of Rubbermaid Incorporated for the quarter ended March
                                                1994, previously filed with the Commission

                    15                          Letter re unaudited interim financial information


               Exhibit Number                   Exhibit Description
               --------------                   -------------------
                                                Letter of KPMG Peat Marwick dated July 29, 1994 as to unaudited interim financial information

                    23                          Consents of experts and counsel

                    (a)                         Consent of Critchfield, Critchfield & Johnston

                    (b)                         Consent of KPMG Peat Marwick

                    24                          Power of Attorney

                                                Powers of Attorney of certain Directors of Rubbermaid Incorporated

                    25                          Statement of eligibility of trustee

                                                               Not applicable

                    26                          Invitation for competitive bids

                                                               Not applicable

                    27                          Financial Data Schedule

                                                                  Not applicable

                    28                          Information from reports furnished to state insurance regulatory authorities

                                                               Not applicable

                    99                          Additional exhibits

                                                                  Not applicable

       Item 17.  Undertakings.
                 -------------
       (a)     The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

       provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (i) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------
       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wooster, State of Ohio, on the 29th day of July, 1994.

                                        RUBBERMAID INCORPORATED

                                        By   JAMES A. MORGAN /s/
                                             -------------------------
                                             James A. Morgan,
                                               Senior Vice President

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                          Title                                Date
- ---------                          -----                                ----
WOLFGANG R. SCHMITT /s/            Director and Chairman
- -----------------------            of the Board (Chief
Wolfgang R. Schmitt                Executive Officer)                  July 29, 1994

CHARLES A. CARROLL /s/             Director and President
- -----------------------            (Chief Operating Officer)            "
Charles A. Carroll

GEORGE C. WEIGAND  /s/             Senior Vice President and
- -----------------------            Chief Financial Officer              "
George C. Weigand

JOHN L. THELER  /s/                Vice President and Corporate
- -----------------------            Controller (Principal
John L. Theler                     Accounting Officer)                  "

TOM H. BARRETT *                   Director
- -----------------------
Tom H. Barrett

ZOE COULSON *                      Director
- -----------------------
Zoe Coulson

ROBERT O. EBERT *                  Director
- -----------------------
Robert O. Ebert

STANLEY C. GAULT *                 Director
- -----------------------
Stanley C. Gault

ROBERT M. GERRITY *                           Director
- -----------------------
Robert M. Gerrity

KAREN N. HORN *                               Director
- -----------------------
Karen N. Horn

WILLIAM D. MAROHN *                           Director
- -----------------------
William D. Marohn

STEVEN A. MINTER *                            Director
- -----------------------
Steven A. Minter

JAN NICHOLSON *                               Director
- -----------------------
Jan Nicholson

PAUL G. SCHLOEMER *                           Director
- -----------------------
Paul G. Schloemer


        * The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to Powers of Attorney executed by the above-named Directors of the Registrant and filed with the Securities and Exchange Commission on behalf of such Directors.


                                                      By  JAMES A. MORGAN /s/
                                                         ---------------------
                                                          James A. Morgan,
                                                          Attorney-in-Fact

Date: July 29, 1994

                                 EXHIBIT INDEX
                                 -------------

Exhibit Number                   Exhibit Description
- --------------                   -------------------
       2(a)                      Merger Agreement dated as of
                                 June 15, 1994, by and among
                                 Rubbermaid Incorporated,
                                 Empire Brushes, Inc., National
                                 Brush Company, and Acquico, Inc.

       2(b)                      Real Estate Purchase Agreement
                                 by and between The Gantz
                                 Greenville Company, The
                                 Gantz Investment Company,
                                 Rubbermaid Incorporated, and
                                 Acquico, Inc. dated June 15,
                                 1994, with Addendum dated
                                 June 30, 1994

       2(c)                      Real Estate Purchase Agreement
                                 by and between EJG Realty,
                                 L.L.C., Rubbermaid Incorporated,
                                 and Acquico, Inc. dated June 15,
                                 1994

       4(a)                      Amended Articles of
                                 Incorporation of Rubbermaid
                                 Incorporated.  Incorporated by
                                 reference from Exhibits 3a and
                                 4a to Form 10-K for the year ended
                                 December 31, 1992.               *

       4(b)                      Regulations of Rubbermaid
                                 Incorporated.  Incorporated
                                 by reference from Exhibits 3a
                                 and 4a to Form 10-K for the year
                                 ended December 31, 1992.         *

       4(c)                      Amended and Restated Rights
                                 Agreement between Rubbermaid
                                 Incorporated and Ameritrust
                                 Company National Association.
                                 Incorporated by reference from
                                 Exhibit 4 to Form 8 filed
                                 with the Commission on October
                                 26, 1989.                        *

       5                         Legal Opinion of Critchfield,
                                 Critchfield & Johnston as to
                                 the legality of the securities
                                 being registered

       Exhibit Number            Exhibit Description
       --------------            -------------------
           13(a)                 Form 10-K Annual Report of
                                 Rubbermaid Incorporated for
                                 the year ended December 31,
                                 1993, previously filed with
                                 the Commission                    *

            13(b)                Form 10-Q Quarterly Report of
                                 Rubbermaid Incorporated for the
                                 quarter ended March 31, 1994,
                                 previously filed with the
                                 Commission                        *

            15                   Letter of KPMG Peat Marwick
                                 dated July 29, 1994, as to
                                 unaudited interim financial
                                 information

            23(a)                Consent of Critchfield,
                                 Critchfield & Johnston

            23(b)                Consent of KPMG Peat Marwick

            24                   Powers of Attorney of certain
                                 Directors of Rubbermaid
                                 Incorporated




- -------------------------------------

* Incorporated by reference